Exhibit 23.5
                 PETROLEUM CONSULTANT'S CONSENT


     We consent to incorporation by reference in the Registration
Statement on Form S-8 of Devon Energy Corporation, the reference to our appraisal report for Devon Energy Corporation as of December 31, 1998, which appears in the December 31, 1999 annual report on Form 10-K of Devon Energy Corporation.


     AMH GROUP LTD.

     ALLAN K. ASHTON
     Allan K. Ashton
     President

     October 3/00